UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 22, 2005

DITECH COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-26209	94-2935531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 E. Middlefield Road

Mountain View, Ca. 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 623-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Amendment to Building Lease

On September 22, 2005, Ditech Communications Corporation entered into an amendment to its lease of its executive offices.  The material terms of the amendment to the lease include: extending the term of the lease until July 31, 2011, with one option to extend the term for an additional three years; setting forth the rental during the lease extension period ending July 31, 2011, with monthly rent beginning at $73,581 per month, increasing over the term of the lease to $91,977 per month at the end of the period; establishing that rental during the optional extension will be based on the fair rental value at that time; and establishing a tenant allowance for tenant improvements.

The amendment to the lease is attached as Exhibit 10.27 of this report, and the description of the lease amendment above is qualified by reference to that exhibit, which includes all terms of the amendment to the lease.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.27	Fourth Amendment to Lease Agreement dated July 31, 2005, between Middlefield II LLC and Ditech Communication Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DITECH COMMUNICATIONS CORPORATION

Dated: September 23, 2005	By:	/s/ William J. Tamblyn
William J. Tamblyn
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.27	Fourth Amendment to Lease Agreement dated July 31, 2005, between Middlefield II LLC and Ditech Communication Corporation.